Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Richard Wayne, Chief Executive Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3203 www.northeastbank.com

Northeast Bancorp Announces Receipt of Regulatory and Shareholder Approvals for Corporate Reorganization

Lewiston, ME (May 9, 2019) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today announced that the Bank has received all required regulatory approvals for its previously announced corporate reorganization, pursuant to which the Company will merge with and into the Bank, with the Bank continuing as the surviving entity (the “Reorganization”).  In addition, at a special meeting held on May 9, 2019, the shareholders of the Company voted to approve the Reorganization. After completion of the Reorganization, the bank holding company structure will be eliminated and the Bank will become the top-level company, with no change to the directors or executive officers of the Bank.

The Company and the Bank anticipate closing the Reorganization on May 15, 2019, subject to customary closing conditions including approval for listing of Bank’s common stock on the NASDAQ Global Market (“NASDAQ”).

“We are pleased to have received regulatory and shareholder approvals for the Reorganization,” said Richard Wayne, President and Chief Executive Officer. “We continue to work towards the completion of this transaction, which is expected to close this month. We look forward to our ability to continue to grow the Bank while executing on our strategic plan, and becoming more efficient and effective in the process.”

Following the Reorganization, the Bank will be a publicly-traded company listed on the NASDAQ under the same ticker symbol currently used by the Company, “NBN.” The Bank’s common stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which vests the Federal Deposit Insurance Corporation (the “FDIC”) with the power to administer and enforce certain sections of the Exchange Act applicable to banks. Accordingly, the Bank will file annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the FDIC instead of the Securities and Exchange Commission (the “SEC”) and such reports will be available to the public on the FDIC’s Securities Exchange Act Filings System at www.FDIC.gov and on our website at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our Small Business Administration Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Forward-Looking Statements

Statements in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, those relating to the terms of the proposed transaction between the Company and the Bank and the proposed impact of this proposed Reorganization on the combined company, and the ability of the Company and the Bank to close the Reorganization in a timely manner or at all. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. These factors may include, but are not limited to, the ability of the Company and the Bank to consummate the Reorganization; the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization, including the receipt of Company shareholder approval; the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization; the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected; the failure of the Reorganization to close for any other reason; the effect of the announcement of the Reorganization on the Company's operating results; the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the impact of all other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

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